RAYMOND JAMES FINANCIAL, INC.
LIST OF SUBSIDIARIES

The following listing includes all of the registrant's subsidiaries, which are included in the consolidated financial statements:

	Place of	Subsidiary or
Name of Company	Incorporation	Joint Venture of
Raymond James & Associates, Inc. (“RJA”)	Florida	Raymond James
Financial, Inc. (“RJF”)
ASK-Raymond James Securities India Ltd.	India	HIL
Awad & Associates, Inc.	Florida	RJF
Awad Asset Management, Inc.	Florida	RJF
Ballast Point Venture Partners, LLC	Florida	RJF
Canada Inc. 3814041	Canada	RJF
EA Management I, LLC	Florida	RJF
EB Management I LLC	Florida	RJF
Eagle Asset Management, Inc.	Florida	RJF
Gateway Assignor Corporation, Inc.	Florida	RJF
Geovest Energy, Inc.	Florida	RJF
Heritage Asset Management, Inc.	Florida	RJF
Heritage Fund Distributors, LLC	Florida	RJA
Heritage International, Ltd. (“HIL”)	Mauritius	RJIH
Investment Management & Research, Inc.	Florida	RJF
IT Asset Management	France	RJAMI
Nova Scotia 3051862	Canada	RJ Canada, Inc.
Nova Scotia 3051863	Canada	Nova Scotia 3051862
PCA Insurance Agency of Michigan, Inc.	Florida	PCA
PCAF, Inc.	Florida	PCA
Planning Corporation of America (“PCA”)	Florida	RJA
Raymond James Holdings (Canada), Inc. ("RJ Holdings")	Canada	RJF
Raymond James Argentina Sociedad De Bolsa, S.A.	Argentina	RJSAH
Raymond James Asset Management Int'l., S.A. (“RJAMI”)	France	RJIH
Raymond James Bank, FSB	Florida	RJF
Raymond James Capital, Inc.	Delaware	RJF
Raymond James Capital Partners LP	Florida	RJF
Raymond James Credit Corporation	Delaware	RJF
Raymond James Dublin, Ltd.	Ireland	RJIH
Raymond James European Holdings, Inc. (“RJEH”)	Florida	RJIH
Raymond James Financial International, Ltd.	United Kingdom	RJIH
Raymond James Financial Services, Inc.	Florida	RJF
Raymond James Geneva, S.A.	Switzerland	RJF
Raymond James Global Securities Limited	British Virgin Isles ("BVI")	RJIH
Raymond James International Holdings, Inc. (“RJIH”)	Delaware	RJF
Raymond James Investment Services Ltd.	United Kingdom	Killik
Raymond James Killik (Holdings) Ltd. ("Killik")	United Kingdom	RJF
Raymond James Latin American Advisors Limited	BVI	RJSAH
Raymond James Ltd. ("RJ Ltd.")	Canada	RJ Holdings
Raymond James Partners, Inc.	Florida	RJF
Raymond James Patrimoine S.A.S.	France	RJIH
Raymond James Securities Turkey	Turkey	RJEH
Raymond James South American Holdings, Inc. (“RJSAH”)	Florida	RJIH
Raymond James Tax Credit Funds, Inc.	Florida	RJF
Raymond James Trust Company	Florida	RJF
Raymond James Trust Company West	Washington	RJF
RJ Canada LP	Alberta	Nova Scotia 3051863
RJ Canada, Inc. (USA)	Florida	RJF
RJ Capital Partners, LP	Florida	RJC

RJ Capital Services, Inc.	Delaware	RJF
RJ Communication, Inc.	Florida	RJF
RJ Equities, Inc.	Florida	RJF
RJ Equities-2, Inc.	Florida	RJF
RJ Government Securities, Inc.	Florida	RJF
RJ Health Properties, Inc.	Florida	RJF
RJ Leasing, Inc.	Florida	RJF
RJ Leasing-2, Inc.	Florida	RJ Leasing, Inc.
RJ Medical Investors, Inc.	Florida	RJF
RJ Mortgage Acceptance Corporation	Delaware	RJF
RJ Partners, Inc.	Florida	RJF
RJ Properties, Inc. (“RJP”)	Florida	RJF
RJ Realty, Inc.	Florida	RJF
RJ Specialist Corp.	Florida	RJF
RJ Structured Finance, Inc.	Delaware	RJF
RJ Ventures LLC	Florida	RJF
RJC Partners, Inc.	Florida	RJF
RJEIF, Inc.	Delaware	RJF
Robert Thomas Securities, Inc.	Florida	RJF
Value Partners, Inc.	Florida	RJF